     As filed with the Securities and Exchange Commission on December 18, 2007
                                                     Registration No. 333-144454
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                     TO THE
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             FIRST ADVANTAGE BANCORP
                                       AND
  FIRST FEDERAL SAVINGS BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

             (Exact name of registrant as specified in its charter)

          TENNESSEE                          6035                            26-0401680
(State or other jurisdiction of  (Primary Standard Industrial     (IRS Employer Identification No.)
incorporation or organization)    Classification Code Number)
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                              1430 MADISON STREET
                             CLARKSVILLE, TN 37040
                                 (931) 552-6176
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              EARL O. BRADLEY, III
                             CHIEF EXECUTIVE OFFICER
                               1430 MADISON STREET
                              CLARKSVILLE, TN 37040
                                 (931) 552-6176
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
GARY R. BRONSTEIN, ESQ.                              JAMES C. STEWART, ESQ.
VICTOR L. CANGELOSI, ESQ.                            MALIZIA SPIDI & FISCH, P.C.
MULDOON MURPHY & AGUGGIA LLP                         901 NEW YORK AVENUE, NW
5101 WISCONSIN AVENUE, NW                            WASHINGTON, DC 20001
WASHINGTON, DC 20016                                 (202) 434-4660
(202) 362-0840


                SALE TO THE PUBLIC CONCLUDED ON NOVEMBER 13, 2007


================================================================================


         This Post-Effective Amendment No. 1 is filed for the purpose of deregistering 1,083,317 shares of the $.01 par value common stock (the "Common Stock") of First Advantage Bancorp (the "Company"), heretofore registered and offered pursuant to the terms of the Prospectus dated October 10, 2007 (the "Prospectus"). The remaining 5,264,683 shares registered pursuant to this Registration Statement on Form S-1 have been issued in the subscription offering as described in the Prospectus.

         The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clarksville, State of Tennessee on December 18, 2007.

                                           First Advantage Bancorp

                                           By: /s/ Earl O. Bradley, III
                                               -------------------------------
                                               Earl O. Bradley, III
                                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
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
Name                                        Title                                       Date
----                                        -----                                       ----
/s/ Earl O. Bradley, III                    Chief Executive Officer                     December 18, 2007
---------------------------------           and Director
Earl O. Bradley, III                        (principal executive officer)

/s/ Patrick C. Greenwell                    Chief Financial Officer and                 December 18, 2007
---------------------------------           Corporate Secretary
Patrick C. Greenwell                        (principal accounting and financial officer)


          *                                 President and Director
---------------------------------
John T. Halliburton


          *                                 Director
---------------------------------
William G. Beach


          *                                 Director
---------------------------------
Dr. Vernon M. Carrigan


          *                                 Director
---------------------------------
Robert E. Durrett, III


          *                                 Director
---------------------------------
William Lawson Mabry


          *                                 Director
---------------------------------
William H. Orgain


          *                                 Director
---------------------------------
Michael E. Wallace


          *                                 Director
---------------------------------
David L. Watson

* Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form S-1 for First Advantage Bancorp on July 10, 2007.


/s/ Earl O. Bradley, III                    Chief Executive Officer                     December 18, 2007
----------------------------------          and Director
Earl O. Bradley, III

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